IMAX Corporation

Exhibit 10.40

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), dated as of September 28, 2018 is entered into by and between IMAX CORPORATION, a corporation organized under the laws of Canada (the “Company”), and DON SAVANT (the “Executive”).

WHEREAS, the Company and the Executive wish to amend that certain Employment Agreement between them dated as of February 15, 2018 (the “Agreement”), as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Term. Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Executive’s employment pursuant to this Agreement shall be effective as of February 15, 2018, and shall terminate upon the earlier to occur of (i) the Executive’s termination of employment pursuant to Section 4 hereunder and (ii) January 31, 2019. The period commencing as of February 15, 2018 and ending on January 31, 2019 is hereinafter referred to as the “Term”. Before the end of the Term, the Company and the Executive shall commence discussions relating to the possibility of extending the term of Executive’s employment with the Company, and the Company shall inform the Executive on or before November 1, 2018 (or such later date as the parties may mutually agree) if it does not intend to employ the Executive after expiration of the Term.”

2. No Further Changes. Except with respect to the change made by Section 1 above, all of the terms and conditions of the Agreement remain in full force and effect.

3. Counterparts. This Amendment may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Executive have duly executed this Amendment on September 28, 2018.

IMAX CORPORATION		DON SAVANT

By:	/s/ Jeffrey Vance	/s/ Don Savant
Name:	Jeffrey Vance
Title:	Senior Vice President, Finance & Controller

By:	/s/ Ed MacNeil
Name:	Ed MacNeil
Title:	Senior Vice President, Finance